     As filed with the Securities and Exchange Commission on July 30, 1998
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        ------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        ------------------------------

                          PEAK INTERNATIONAL LIMITED
            (Exact name of registrant as specified in its charter)

           Bermuda                                           N/A
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                         Units 3,4,5 and 7, 37th Floor
                               Wharf Cable Tower
                               9 Hoi Shing Road
                                   Tsuen Wan
                                N.T., Hong Kong
              (Address of principal executive offices)(Zip code)


                          PEAK INTERNATIONAL LIMITED
                            1998 SHARE OPTION PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)


                           Peak International, Inc.
                               2111 Kramer Lane
                              Austin, Texas 78758
                                    U.S.A.
                                (512) 339-4684
           (Name, address and telephone number of agent for service)

                                          CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                    Proposed           Proposed

                                                                     Maximum           Maximum           Amount of
          Title of Securities                  Amount to be      Offering Price       Aggregate        Registration
           to be Registered                   Registered (1)      Per Share (2)    Offering Price (2)      Fee (2)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value US$0.01 per share        860,000               $ 12.2500          $ 10,535,000       $ 3,107.83
=======================================================================================================================

(1) Includes (i) 700,000 shares of Common Stock available for issuance pursuant to the exercise of options to purchase Common Stock under the 1998 Option Share Plan and (ii) 160,000 shares of Common Stock available for issuance under the 1998 Employee Stock Purchase Plan. This Registration Statement also covers such additional number of shares of Common Stock which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale prices for a share of Common Stock on the Nasdaq Stock Market on July 27, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                Peak International Limited (the "Registrant" or the "Company") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 860,000 shares of the Registrant's Common Stock, par value US$0.01 per share ("Common Stock"), for issuance pursuant to the Company's 1998 Share Option Plan and 1998 Employee Stock Purchase Plan (the "Plans"), plus such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions under the Plans.

Item 3.   Incorporation of Documents By Reference.

                The Company's annual report on Form 20-F for the year ended March 31, 1998, filed with the Securities Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 12, 1998, and registration statement on Form F-1, as amended, filed with the Commission pursuant to the Securities Act (Registration No. 333-53925) are incorporated herein by reference.

                In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

                Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                Not applicable.

Item 6.  Indemnification of Directors and Officers.

                Subject to the provisions of the Companies Act 1981 of Bermuda and so far as may be permitted by Bermuda law, the Registrant's Bye-laws provide that the Directors, Secretary and other officers of the Registrant shall to the fullest extent permitted by law be indemnified and secured harmless out of the assets and profits of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

                  The Registrant has obtained an insurance policy which provides liability coverage, including coverage for liabilities arising under U.S. federal securities laws, for directors and officers and which contains certain exceptions and exclusions.

Item 7.  Exemption From Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         4.1      Memorandum of Association of the Company (filed as Exhibit
                  3.1 to the Company's registration statement on Form F-1 (File No. 333-6652) and incorporated herein by reference).

         4.2 Bye-Laws of the Company (filed as Exhibit 3.1 to the Company's registration statement on Form F-1 (File No. 333-6652) and incorporated herein by reference).

         4.3      1998 Share Option Plan.

         4.4      1998 Employee Stock Purchase Plan.

         5.1 Opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, as to the legality of the securities being registered.

         23.1     Consent of Deloitte Touche Tohmatsu.

         23.2     Consent of BDO Binder.

         23.3     Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

         23.4     Consent of Richards Butler

         24.1     Power of Attorney.

Item 9.  Required Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof; and
----
                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----
         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 28, 1998.

                           PEAK INTERNATIONAL LIMITED


                           By: /s/ JERRY MO
                              --------------------------------
                              Jerry Mo
                              Principal Financial Officer and Controller

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 28, 1998, by the following persons in the capacities indicated.


    Signature                                      Title
    ---------                                      -----

  /s/ T.L. LI *
-----------------------------
T.L. Li                               Chairman of the Board and Principal
                                      Executive Officer

  /s/ ROBIN NICHOLSON *
-----------------------------
Robin Nicholson                       Director

  /s/ FRANCIS LEUNG *
-----------------------------
Francis Leung                         Director

  /s/ HON YING NG *
-----------------------------
Hon Ying Ng                           Director

  /s/ KONG CHI WONG *
-----------------------------
Kong Chi Wong                         Director

  /s/ RICHARD M. BROOK *
-----------------------------
Richard M. Brook                      President and Principal Operating
                                      Officer; Director

   /s/ JERRY MO
-----------------------------
Jerry Mo                              Principal Financial Officer and
                                      Principal Accounting Officer; Director

*By:
/s/ JERRY MO
-----------------------------
Name: Jerry Mo
Attorney-in-fact

           SIGNATURES OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

   Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Peak International Limited, has signed this Registration Statement in Austin, Texas on July 28, 1998.

        PEAK INTERNATIONAL, INC.


        By:   /s/ Richard M. Brook
             --------------------------
                       Richard M. Brook
                              President

                                 EXHIBIT INDEX



Exhibit No.                      Description
-----------                      -----------
    4.1      Memorandum of Association of the Company (filed as Exhibit
             3.1 to the Company's registration statement on Form F-1
             (File No. 333-6652) and incorporated herein by reference).

    4.2      Bye-Laws of the Company (filed as Exhibit 3.1 to the
             Company's registration statement on Form F-1 (File No.
             333-6652) and incorporated herein by reference).

    4.3      1998 Share Option Plan.

    4.4      1998 Employee Stock Purchase Plan.

    5.1      Opinion of Conyers Dill & Pearman, Bermuda counsel to the
             Registrant, as to the legality of the securities being registered.

    23.1     Consent of Deloitte Touche Tohmatsu.

    23.2     Consent of BDO Binder.

    23.3     Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

    23.4     Consent of Richards Butler

    24.1     Power of Attorney.